UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of J. Joel Hackney, Jr. and Stephen C. Hooley to the Board of Directors

Effective March 25, 2019, the Board elected J. Joel Hackney, Jr. and Stephen C. Hooley as directors of the Company. In connection with the election of Mr. Hackney and Mr. Hooley, the size of the Board will be increased from eleven (11) to thirteen (13) members and Messrs. Hackney and Hooley will fill the vacancies.

The election of Mr. Hackney and Mr. Hooley is part of the continued refreshment and evolution of the Board.  Both Mr. Hackney and Mr. Hooley bring to the Board substantial experience with business transformations, which the Board considered to be important in connection with the Company’s current Business Transformation.

Each of Mr. Hackney and Mr. Hooley will participate in the Company’s standard Director Compensation Plan, as disclosed in the proxy statement relating to the Company’s 2018 Annual Meeting of Stockholders.  The Board of Directors will determine the Committees on which Mr. Hackney and Mr. Hooley will serve at a later date.

Neither Mr. Hackney nor Mr. Hooley has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits

(d)	Exhibits
99.1Press Release dated March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2019	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer